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PRESS RELEASE

COTELLIGENT, INC.                   FOR IMMEDIATE RELEASE
101 California Street               Company Contact:
Suite 2050                          Daniel E. Jackson, Chief Financial Officer
San Francisco, CA 94111             Sonali Sen, VP of Investor Relations
Telephone: 415-439-6400             Cotelligent #01-02


                           COTELLIGENT GOES WIRELESS

  COTELLIGENT AND IRELAND-BASED BSMART.TO TECHNOLOGIES TO LAUNCH PATHFINDING
                     NEW MOBILE WIRELESS/M-COMMERCE ENTRY

    COTELLIGENT TO REALIZE APPROXIMATELY $140 MILLION ON DIVESTMENT OF STAFF
                             AUGMENTATION BUSINESS

SAN FRANCISCO, CA, APRIL 27, 2000 - Cotelligent, Inc. (NYSE: CGZ), a leading IT Solutions and e-Business firm, and privately-owned bSmart.to Technologies, Inc., a wireless internet technology developer, are forming a new m-Commerce solutions joint venture, bSmart.to LLC ("bSmart JV"), to be owned 49% by Cotelligent and 51% by bSmart.to Technologies.

Through a series of transforming transactions, described below, Cotelligent is reconfiguring its businesses to focus aggressively on the joint venture and related solutions opportunities emerging in wireless Internet communications.

Terms of the joint venture agreement call for bSmart.to Technologies to contribute a worldwide license to market and sell its proprietary m-Commerce/wireless Internet technology. Cotelligent will contribute its Philadelphia-based IT solutions staff and ASP data center, plus $10 million. Cotelligent's IT solutions organization brings its rapid integration skills and deep knowledge of selected vertical markets to support the joint venture's success as its preferred implementation & integration provider. In addition, per the joint venture agreement, the parties will complete negotiations for Cotelligent to issue a five-year warrant to bSmart.to Technologies to purchase 4% of Cotelligent at an exercise price of $8 per share, a significant premium to current market price, and for bSmart.to Technologies to concurrently issue a five-year warrant to Cotelligent to purchase shares representing a 4% equity interest at an exercise price equal to its most recent valuation. The consummation of these transactions is subject to certain customary conditions.

Cotelligent also announced today the signing of a non-binding letter of intent with a leader in the IT staffing industry to divest its IT outsourcing business for approximately $140 million in cash, comprised of the purchase price and receivable proceeds in excess of working capital requirements. The sale is subject to due diligence and other customary conditions and, if consummated, is expected to close by the end of June.
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According to James Lavelle, Cotelligent's founder, chairman and chief executive,
"Over the past year, the Company has conducted a strategic self-assessment of its resources and capabilities, with a view to building long-term shareholder value. During this period, the Company has also worked hard to consolidate and streamline its operations to raise margins and operational effectiveness. Our goal has been to enhance the intrinsic value of both the IT Solutions and Staff Augmentation businesses. With these two businesses well positioned to prosper, we now have the opportunity to participate with a distinctively advantaged technology partner in the exciting "high end" mobile computing market. Our management and Board concluded that this opportunity offers our stockholders the prospect of truly exciting returns."

bSmart.to JV will enjoy significant differentiation in the rapidly expanding market for m-Commerce applications. The bSmart technology maintains WAP ("wireless application protocol") compatibility while dramatically improving functionality of smart phones and PDAs. bSmart's "push" technology and unique SMS ("short message service") browser enable mobile users to access continually updated, complex and real-time data. bSmart technology enables users to micro-select the data they require and to receive it via multiple channels such as SMS, HTML (i.e., Internet, Intranet, Extranet), SMTP (e-mail), WAP gateway, and automated voice. This functionality addresses mobile users' requirements for cost-effective delivery of data to wherever it is needed on both an "alert" and "on-demand" basis.

The unique functionality of the bSmart technology is significant at virtually every level of the m-Commerce value chain. Among the first applications of the technology are the financial markets. bSmart has entered into an agreement with a leading financial services institution to resell the bSmart technology. In addition, bSmart.to Technologies has end user pilot programs underway, creating wireless trading applications for other financial institutions in Europe.

In short, bSmart's unique "push" technology is WAP compatible, but not WAP limited. bSmart technology gives users what they want (micro-selected content), where they want it (appropriate routing) and when they want it (micro-selected timing)--all features expected to find strong demand among information-intense mobile users such as those in the financial services and field force arenas, among others. In addition, the distinguishing "push" capability enables users to query and respond to the data, a sharp contrast to WAP functionality. Finally, the bSmart technology is available today; it is not a promise for the future.

Richard M. Hirsh, vice president-technology solutions for Cotelligent, has been named chief executive of the bSmart JV. Hirsh brings to his new assignment sixteen years of management experience, including six as a chief executive, in enterprise systems and mobile field force automation.

"By combining bSmart technology with Cotelligent's well-established integration capabilities, we immediately provide customers with a rapid, efficient m-Commerce solution and enjoy compelling time-to-market advantages. To accelerate our market entry, we've
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assigned one of our most talented executives, an individual with considerable relevant experience, to lead the joint venture, " Lavelle noted. "These steps, taken together, transform Cotelligent into a competitively advantaged, well-capitalized leader in one of today's most exciting global industries--the most attractive and mission-critical areas in m-Commerce," Lavelle concluded.

As noted in the table below, for the year ended March 31, 2000, on a pro forma basis, the new Cotelligent generated approximately $96.2 million in revenues.
As bSmart's preferred implementation and integration provider, it is anticipated that Cotelligent's current year IT solutions revenues will benefit significantly.

The following table reports pro forma revenues for these transactions.


                                         Three months     Three months
                                            Ended            Ended
                                        March 31, 2000   March 31, 1999
($ in millions)                         --------------   --------------
Revenues, as reported                        $ 83.3           $ 90.6

Pro forma revenues without
Philadelphia & Professional
Services Operations                          $ 25.0           $ 24.1

Pro forma revenues without
Professional Services Operations only        $ 27.3           $ 27.5

                                        Twelve months    Twelve months
                                            Ended            Ended
                                        March 31, 2000   March 31, 1999
                                        --------------   --------------
Revenues, as reported                        $338.8           $327.2

Pro forma revenues without
Philadelphia & Professional
Services Operations                          $ 96.2           $ 85.3

Pro forma revenues without
Professional Services Operations only        $105.5           $ 88.7


Management will be available to discuss these transactions during the COTELLIGENT WIRELESS CONFERENCE CALL ON FRIDAY, APRIL 28, 2000 AT 8:00 A.M. EST. The live call can be accessed via the Company Web site or by dialing
(800) 865-4460 or (973) 628-6885. Replay of the call will be available on the Company Web site and through May 3, 2000, by calling (402) 220-5110 or
(888) 350-0137 with 3207 pin number.
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ABOUT COTELLIGENT, INC.

Cotelligent is a global information technology (IT) consulting and outsourcing firm focusing on e-Business and m-Business. Cotelligent provides end-to-end electronic applications consulting and assists companies to receive information anywhere, anytime and in the most efficient format. Employing approximately 2850 technical consultants and operating staff, Cotelligent delivers services from 28 locations throughout the United States. Cotelligent's stock is traded on the New York Stock Exchange under the symbol CGZ. More detailed information is available on the company's Web site at www.cotelligent.com.

ABOUT b.Smart.to TECHNOLOGIES, INC.

bSmart.to Technologies is a privately owned technology company with offices in Ireland, the UK and Singapore. It plans to open offices in the US and Japan as part of a global rollout of its unique technology, systems architecture and SMS browser. bSmart.to's products enable information and communication to be delivered down any combination of two-way delivery channels. Targeted mobile users are best accommodated by all smartphones with operating systems, which can use the unique bSmart.to browser, such as the Nokia 9110, and successors with EPOC 32 (Symbian), Palm OS and other operating systems.

SAFE HARBOR STATEMENT

Except for historical information contained herein, the information contained in this news release includes forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from such statements. All forward-looking statements included in this release are based upon information available to Cotelligent as of the date thereof, and Cotelligent assumes no obligation to update any such forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: the extent to which customers invest in IT infrastructures; review of the restructuring charge by the Securities and Exchange Commission or other governmental agency; the availability of qualified IT professionals; the rate of hiring, productivity and retention of revenue-generating personnel; changes in the pricing of Cotelligent's services; the timing and rate of entrance into new regional markets; the structure and timing of acquisitions; the inability to obtain the waivers from lenders; the conditions relating to divestiture of the staff augmentation business; the conditions relating to the closing of the joint venture with bSmart.to Technologies; the possibility that the new joint venture requires capital beyond amounts currently contemplated; the possibility that revenues earned by or derived from the new joint venture is less than current expectations; the possibility that technologies will not perform according to expectations; and general economic conditions. Please refer to the discussion of risk factors and other factors included in Cotelligent's Annual Report on Form 10K for the year ended March 31, 1999, the Company's most recent Report on Form 10Q, and other filings made with the Securities and Exchange Commission.